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                                                                     Exhibit 4.1


                              ARIBA TECHNOLOGIES, INC.

                  AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   APRIL 17, 1998

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
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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2   Request for Registration. . . . . . . . . . . . . . . . . . . . . 3
     1.3   Company Registration. . . . . . . . . . . . . . . . . . . . . . . 4
     1.4   Obligations of the Company. . . . . . . . . . . . . . . . . . . . 5
     1.5   Furnish Information . . . . . . . . . . . . . . . . . . . . . . . 6
     1.6   Expenses of Demand Registration . . . . . . . . . . . . . . . . . 6
     1.7   Expenses of Company Registration. . . . . . . . . . . . . . . . . 6
     1.8   Underwriting Requirements . . . . . . . . . . . . . . . . . . . . 6
     1.9   Delay of Registration . . . . . . . . . . . . . . . . . . . . . . 7
     1.10  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.11  Reports Under Securities Exchange Act of 1934 . . . . . . . . . . 9
     1.12  Form S-3 Registration . . . . . . . . . . . . . . . . . . . . . .10
     1.13  Assignment of Registration Rights . . . . . . . . . . . . . . . .11
     1.14  Market Stand-Off Agreement Rights . . . . . . . . . . . . . . . .11
     1.15  Termination of Registration Rights. . . . . . . . . . . . . . . .12

2.   Covenants of the Company. . . . . . . . . . . . . . . . . . . . . . . .12
     2.1   Delivery of Financial Statements. . . . . . . . . . . . . . . . .12
     2.2   Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.3   Termination of Information and Inspection Covenants . . . . . . .13
     2.4   Right of First Offer. . . . . . . . . . . . . . . . . . . . . . .13
     2.5   Proprietary Information and Inventions Agreements . . . . . . . .15
     2.6   Board Representation. . . . . . . . . . . . . . . . . . . . . . .15

3.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.1   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .15
     3.2   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.3   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.4   Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . . .16
     3.5   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.6   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.7   Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . .16
     3.8   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.9   Aggregation of Stock. . . . . . . . . . . . . . . . . . . . . . .17
     3.10  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .17
     3.11  Waiver of Right of First Offer. . . . . . . . . . . . . . . . . .17
     3.12  Prior Agreement . . . . . . . . . . . . . . . . . . . . . . . . .17


Schedule A     Schedule of Investors
Schedule B     Schedule of Founders

                  AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of April 17, 1998, by and among Ariba Technologies, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor", and the founders listed on Schedule B hereto, each of which is herein referred to as a "Founder".

                                      RECITALS

          WHEREAS, certain of the Investors and the Founders possess registration rights and certain of the Investors possess other investor rights granted pursuant to that certain Amended and Restated Investors' Rights Agreement (the "August Agreement"), dated August 15, 1997, among the Company and the persons listed on the Schedule of Investors attached thereto (the "Prior Investors"), as amended by that certain Amendment No. 1 of Amended and Restated Investors' Rights Agreement (the "Amendment") dated as of February 27, 1998 by and among the Company and the Amending Investors (as defined therein) (the August Agreement as amended by the Amendment is referred to herein as the "Prior Agreement");

          WHEREAS, one of the Investors has been granted a warrant (the "Warrant") to purchase shares of the Company's Series B Preferred Stock pursuant to an equipment leasing transaction and pursuant to such Warrant the Company agreed to make such Investor a party to this Agreement;

          WHEREAS, one of the Investors (the "Series BB Investor") is a party to the Series BB Preferred Stock Purchase Agreement of even date herewith (the "Series BB Agreement") among the Company and such Investor, pursuant to which the Series BB Investor is purchasing shares of Series BB Preferred Stock of the Company;

          WHEREAS, in order to induce the Company to enter into the Series BB Agreement and to induce the Series BB Investor to invest funds in the Company pursuant to the Series BB Agreement, the Prior Investors and the Founders hereby agree to unconditionally waive their rights under the Prior Agreement, and the Investors, the Founders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Founders to cause the Company to register shares of Common Stock issued or issuable to such persons, and certain other matters as set forth herein; and

          WHEREAS, the Series BB Investors and the Company have agreed, pursuant to the Series BB Agreement, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

          1.   REGISTRATION RIGHTS.  The Company covenants and agrees as
                                     follows:

               1.1  DEFINITIONS.  For purposes of this Section 1:

                    (a) The term "Act" means the Securities Act of 1933, as amended.

                    (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

                    (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (e)  The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and the Series B Preferred Stock, (ii) the shares of Common Stock issued to the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purposes of Section 1.2, 1.12 and 3.7 (except as provided therein), and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in
(i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not assigned.

                    (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                    (h) The term "Series A Preferred Stock" shall refer to and include the Series A-1 Preferred Stock.

                    (i) The term "Series B Preferred Stock" shall refer to and include the Series B-1 Preferred Stock, the Series BB Preferred Stock, the Series BB-1 Preferred Stock and the Series B Preferred Stock issued upon exercise of the Warrant.

                    (j) The term "SEC" shall mean the Securities and Exchange Commission.

               1.2  REQUEST FOR REGISTRATION.

                    (a) If the Company shall receive at any time after the earlier of (i) September 27, 2000, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall:

                         (i)  within ten (10) days of the receipt thereof,
give written notice of such request to all Holders; and

                         (ii) effect as soon as practicable, and in any event
within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty
(20) days of the mailing of such notice by the Company in accordance with
Section 3.5.

                    (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable

Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                    (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                    (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                         (i)       After the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                         (ii)      During the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                         (iii)     If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

               1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with
Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

               1.4  OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               1.5  FURNISH INFORMATION.

                    (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                    (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

               1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

               1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printer's and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

               1.8 UNDERWRITING REQUIREMENTS In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

               1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                    (d)  If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                    (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                    (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                    (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

               1.12 FORM S-3 REGISTRATION. In case the Company shall receive from the Holders of a majority of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve
(12) month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of a majority of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.12 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses). Registrations effected pursuant to this
Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

               1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 92,197 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

               1.14 "MARKET STAND-OFF" AGREEMENT RIGHTS. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it immediately prior to the effective date of such registration statement, except Common Stock included in such registration; provided, however, that:

                    (a) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                    (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                    (c) such market stand-off time period shall not exceed one hundred eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               1.15 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

          2.   COVENANTS OF THE COMPANY.

               2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor:

                    (a) so long as such Investor holds at least 160,000 shares of Series A and/or Series B Preferred Stock (either in the form of Series A and/or Series B Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                    (b) so long as such Investor holds at least 160,000 shares of Series A and/or Series B Preferred Stock (either in the form of Series A and/or Series B Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three
(3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder's equity as of the end of such fiscal quarter;

                    (c) so long as such Investor holds at least 160,000 shares of Series A and/or Series B Preferred Stock (either in the form of Series A and/or Series B Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                    (d) so long as such Investor holds at least 160,000 shares of Series A and/or Series B Preferred Stock (either in the form of Series A and/or Series B Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, (i) a budget for the next fiscal year, and (ii) a business plan with respect to such next fiscal year; and

                    (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with gaap consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

               2.2 INSPECTION. So long as such Investor holds at least 160,000 shares of Series A and/or Series B Preferred Stock (either in the form of Series A and/or Series B Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations or reclassifications), the Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

               2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in Section 2.1, Section 2.2, Section 2.4, Section 2.5 and
Section 2.6 shall terminate as to the Investors and the Founders and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

               2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                    (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                    (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A and/or Series B Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities) (such Investor's "Pro Rata Share").

                    (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                    (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees or directors of or consultants to the Company for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or SB-2, at an offering price equal to (A) on a per share basis, the sum of $12.50 (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (the "Series B Purchase Price") plus an amount equal to the product of 10% of the Series B Purchase Price multiplied by a fraction, the numerator of which shall be the number of days elapsed from the date of this Agreement and the denominator of which shall be 365, and (B) $7,500,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes.

               2.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. The Company will cause each person with access to confidential information now or hereafter employed by it or any subsidiary to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

               2.6  BOARD REPRESENTATION.

                    (a) As long as Benchmark Capital Partners, L.P. or any affiliate thereof ("Benchmark") owns not less than fifty percent (50%) of the shares of Series A and Series B Preferred Stock it holds immediately after the Closing (as defined in the Series BB Agreement) (or an equivalent amount of Common Stock issued upon conversion thereof), it shall be entitled to designate one (1) of the two (2) representatives which the holders of the Series A and Series B Preferred Stock, voting separately as a single class and not as separate series, are entitled to elect to the Company's Board of Directors ("Board") pursuant to the Company's Amended and Restated Certificate of Incorporation ("Restated Certificate"). As long as Crosspoint Venture Partners 1996 or any affiliate thereof owns not less than fifty percent (50%) of the shares of Series A and Series B Preferred Stock they hold immediately after the Closing (or an equivalent amount of Common Stock issued upon conversion thereof), they shall be entitled to designate one (1) of the two (2) such representatives which the holders of the Series A and Series B Preferred Stock, voting separately as a single class and not as separate series, are entitled to elect to the Board pursuant to the Restated Certificate. Each Investor (including any successor and assign of the rights and obligations of such Investor under this Agreement) shall vote a sufficient number of shares of Series A and Series B Preferred Stock (or shares of Common Stock issued upon conversion thereof), to elect to the Board the representatives designated pursuant to this Section 2.6.

                    (b) Each Founder agrees that he shall not vote to elect to the Board any of the three (3) representatives that holders of Common Stock, voting separately as a class, are entitled to elect to the Board pursuant to the Restated Certificate without obtaining the prior approval of the holders of a majority of the Series A and Series B Preferred Stock and Common Stock issued upon conversion thereof (calculated on an as converted basis), which approval shall not be unreasonably withheld. The foregoing shall not apply to the election to the Board of the Company's chief executive officer.

          3.   MISCELLANEOUS.

               3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California; notwithstanding the foregoing, Section 2.6 shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

               3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or (iii) upon delivery by facsimile transmission to the party to be notified at the facsimile number indicated for such party on the signature page hereof, or at such other facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

               3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, (i) that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority of the Common Stock held by the Founders and (ii) that in the event such amendment or waiver adversely affects the rights and/or obligations of the holders of Series B Preferred Stock under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority of the shares of Series B Preferred Stock (or shares of Common Stock issued upon conversion thereof) then outstanding (calculated on an as-converted basis). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

               3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               3.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               3.10 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

               3.11 WAIVER OF RIGHT OF FIRST OFFER. The Prior Investors hereby unconditionally waive that certain right to notice and right of first offer set forth in Section 2.4 of the Prior Agreement, with respect to the sale and issuance of the Series BB Preferred Stock pursuant to the Series BB Agreement.

               3.12 PRIOR AGREEMENT. The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   ARIBA TECHNOLOGIES, INC.


                                   By: /s/ Keith J. Krach
                                      -----------------------------------------
                                      Keith J. Krach
                                      President and Chief Executive
                                      Officer

                                   Address:    1314 Chesapeake Terrace
                                               Sunnyvale, California 94089
                                   Telephone:  (408) 543-3800
                                   Facsimile:  (408) 543-3900

                                   INVESTORS:

                                   AMERINDO TECHNOLOGY GROWTH FUND II, INC.


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:  Director
                                         --------------------------------------

                                   Address:     43 Upper Grosvenor Street
                                                London W1X 9PG
                                   Telephone:
                                             ----------------------------------
                                   Facsimile:
                                             ----------------------------------

                                   BENCHMARK CAPITAL PARTNERS, L.P.
                                   By:  Benchmark Capital Management Co., L.L.C.


                                   By: /s/ Robert C. Kugle
                                      -----------------------------------------
                                        Member


                                   BENCHMARK FOUNDERS' FUND, L.P.
                                   By:  Benchmark Capital Management Co., L.L.C.


                                   By: /s/ Robert C. Kugle
                                      -----------------------------------------
                                        Member

                                   Address:   2480 Sand Hill Road, Suite 200
                                              Menlo Park, California  94025
                                   Telephone: (650) 854-8180
                                   Facsimile: (650) 854-8183

                                   /s/ Anthony Ciulla
                                   --------------------------------------------
                                   Anthony Ciulla

                                   Address:   1080 Sunshine Circle
                                              Danville, California  94506
                                   Telephone: (510) 736-8126
                                   Facsimile: (510) 736-5109

                                   CROSSPOINT VENTURE PARTNERS 1996


                                   By: /s/ John B. Munford
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:
                                         --------------------------------------

                                   Address:   One First Street
                                              Los Altos, California  94022
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (650) 948-6172

                                   DMG TECHNOLOGY VENTURES, L.L.C.


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:
                                         --------------------------------------

                                   Address:   1550 El Camino Real, Suite 100
                                              Menlo Park, CA  94025
                                   Telephone: (650) 614-5000
                                   Facsimile: (650) 614-5030

                                   ERIC A. ELDRED SEPARATE PROPERTY TRUST


                                   By: /s/ Philip R. Taylor
                                      -----------------------------------------
                                      Philip R. Taylor, Trustee

                                   Address:   535 Cowper Street, Second Floor
                                              Palo Alto, California  94301
                                   Telephone: (650) 614-9203
                                   Facsimile: (650) 833-6903

                                   G & H PARTNERS


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                        Partner

                                   Address:   155 Constitution Drive
                                              Menlo Park, California  94025
                                   Telephone: (650) 321-2400
                                   Facsimile: (650) 321-2800

                                   /s/ Joaquin A. Garcia-Larrieu
                                   --------------------------------------------
                                   Joaquin A. Garcia-Larrieu

                                   Address:   10380 Southwest 115th Street
                                              Miami, Florida  33176
                                   Telephone: (305) 235-0267
                                   Facsimile:
                                             ----------------------------------

                                   INTEL CORPORATION


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:
                                         --------------------------------------

                                   Address:   2200 Mission College Boulevard
                                              Mail Stop SC 4-210
                                              Santa Clara, California 95052
                                   Telephone:
                                             ---------------------------------
                                   Facsimile:
                                             ---------------------------------

                                   THE KENNETH A. & ROBERTA E. ELDRED
                                   REVOCABLE TRUST DATED 1/19/90


                                   By: /s/ Kenneth A. Eldred
                                      -----------------------------------------
                                       Kenneth A. Eldred, Trustee

                                   Address:   1075 Westridge Drive
                                              Portola Valley, California 94028
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (415) 851-5279

                                   /s/ Keith J. Krach
                                   --------------------------------------------
                                   Keith J. Krach

                                   Address:   16520 South Kennedy Road
                                              Los Gatos, California  95032
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (408) 358-9395

                                   LIGHTHOUSE CAPITAL PARTNERS II, L.P.
                                   By:  Lighthouse Management Partners II,
                                        L.P., its g.p.
                                   By:  Lighthouse Capital Partners, Inc.,
                                        its g.p.


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:
                                         --------------------------------------

                                   Address: 100 Drakes Landing Road, Suite 260 Greenbrae, California 94904-2131
                                   Telephone: (415) 925-3370
                                   Facsimile: (415) 925-3387

                                   LITTON MASTER TRUST
                                   By:  Amerindo Investment Advisors Inc.


                                   By: /s/ Alberto W. Vilar
                                      -----------------------------------------
                                      Alberto W. Vilar
                                      Attorney-in-Fact for Litton Master
                                      Trust

                                   Address: One Embarcadero Center, Suite 2300 San Francisco, California 94111
                                   Telephone:
                                             ----------------------------------
                                   Facsimile:
                                             ----------------------------------

                                   /s/ Emeric J. McDonald
                                   --------------------------------------------
                                   Emeric J. McDonald

                                   Address:   P.O. Box 4849
                                              Mountain View, California 94040
                                   Telephone: (650) 249-1535
                                   Facsimile: (650) 834-3581

                                   /s/ John McMahon
                                   --------------------------------------------
                                   John McMahon

                                   Address:   1527 Grace Avenue
                                              San Jose, California  95125
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (408) 371-7469

                                   PEOPLESOFT VENTURES, INC.,
                                   a California corporation


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:
                                         --------------------------------------

                                   Address:   4440 Rosewood Drive
                                              Pleasanton, California  94588
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (510) 467-7190

                                   /s/ Donald Petersen
                                   --------------------------------------------
                                   Donald Petersen

                                   Address:   255 East Brown Street, #460
                                              Birmingham, Michigan  48009
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (313) 845-2300

                                   THE PIDWELL FAMILY LIVING TRUST
                                   DATED 6/25/87


                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                        Trustee

                                   Address:   20628 Vickery Lane
                                              Saratoga, California  95070
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (408) 867-5049

                                   PRAISE THE LORD FOUNDATION


                                   By: /s/ Kenneth A. Eldred
                                      -----------------------------------------
                                      Kenneth A. Eldred
                                      Chief Financial Officer

                                   Address:   1075 Westridge Drive
                                              Portola Valley, California  94028
                                   Telephone: (650) 851-4707
                                   Facsimile: (650) 851-5279

                                   /s/ A. Brooke Seawell
                                   --------------------------------------------
                                   A. Brooke Seawell

                                   Address:   1245 San Mateo Drive
                                              Menlo Park, California  94025
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (650) 328-0388

                                   TCV II, V.O.F.
                                   a Netherlands Antilles General Partnership
                                   By:  Technology Crossover Management II,
                                        L.L.C.,
                                   Its: Investment General Partner

                                   By: /s/ Robert C. Bensky
                                      -----------------------------------------
                                       Robert C. Bensky, Chief Financial Officer

                                   Technology Crossover Ventures II, L.P.
                                   a Delaware Limited Partnership
                                   By:  Technology Crossover Management II,
                                        L.L.C.,
                                   Its: General Partner

                                   By: /s/ Robert C. Bensky
                                      -----------------------------------------
                                      Robert C. Bensky, Chief Financial Officer

                                   TCV II (Q), L.P.
                                   a Delaware Limited Partnership
                                   By:  Technology Crossover Management II,
                                        L.L.C.,
                                   Its: General Partner

                                   By: /s/ Robert C. Bensky
                                      -----------------------------------------
                                      Robert C. Bensky, Chief Financial Officer

                                   TCV II Strategic Partners, L.P.
                                   a Delaware Limited Partnership
                                   By:  Technology Crossover Management II,
                                        L.L.C.,
                                   Its: General Partner

                                   By: /s/ Robert C. Bensky
                                      -----------------------------------------
                                      Robert C. Bensky, Chief Financial Officer

                                   Technology Crossover Ventures II, C.V.
                                   a Netherlands Antilles Limited Partnership
                                   By:  Technology Crossover Management II,
                                        L.L.C.,
                                   Its: Investment General Partner

                                   By: /s/ Robert C. Bensky
                                      -----------------------------------------
                                      Robert C. Bensky, Chief Financial Officer

                                   Address:   56 Main Street, Suite 210
                                              Millburn, New Jersey  07041
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (973) 467-5323

                                   /s/ Hatim A. Tyabji
                                   --------------------------------------------
                                   Hatim A. Tyabji

                                   Address:   c/o VeriFone
                                              4988 Great America Parkway
                                              Santa Clara, California 95054-1200
                                   Telephone: (408) 919-5542
                                   Facsimile: (408) 919-8899

                                   VAN WAGONER CAPITAL MANAGEMENT


                                   By: /s/ Garrett Von Wagoner
                                      -----------------------------------------
                                   Print Name: Garrett Von Wagoner
                                              ---------------------------------
                                   Title:      President
                                         --------------------------------------

                                   Address:   345 California Street, Suite 2450
                                              San Francisco, California  94104
                                   Telephone: (415) 835-5000
                                   Facsimile: (415) 835-5050

                                   VISA INTERNATIONAL SERVICE ASSOCIATION


                                   By: /s/ Todd Chaffee
                                      -----------------------------------------
                                      Todd Chaffee

                                   Title:
                                         --------------------------------------

                                   Address:   900 Metro Center Boulevard
                                              M/S M1-12th Floor
                                              Foster City, California  94404
                                   Telephone: (650) 432-3152
                                   Facsimile: (650) 432-3980

                                   VISA U.S.A. INC.


                                   By: /s/ [Illegible]
                                      -----------------------------------------
                                   Print Name: [Illegible]
                                              ---------------------------------
                                   Title:
                                         --------------------------------------

                                   Address:   900 Metro Center Boulevard
                                              Foster City, California  94404
                                   Telephone: (650) 432-2607
                                   Facsimile: (650) 432-4125

                                   /s/ Sarah L. Gordon Wild
                                   --------------------------------------------
                                   Sarah L. Gordon Wild

                                   Address:   43 West 84th Street, #2
                                              New York, New York  10024
                                   Telephone:
                                             ----------------------------------
                                   Facsimile:
                                             ----------------------------------

                                   FOUNDERS:


                                   /s/ Rob DeSantis
                                   --------------------------------------------
                                   Rob DeSantis

                                   Address:   105 Kennedy Court
                                              Los Gatos, California  95032
                                   Telephone: (408) 356-2759
                                   Facsimile: (408) 358-1242

                                   /s/ Paul Hegarty
                                   --------------------------------------------
                                   Paul Hegarty

                                   Address:   538 Sullivan Drive
                                              Mountain View, California  94041
                                   Telephone: (650) 903-9327
                                   Facsimile:
                                             ----------------------------------

                                   /s/ Edward P. Kinsey
                                   --------------------------------------------
                                   Edward P. Kinsey

                                   Address:   100 Dundee Lane
                                              San Carlos, California  94070
                                   Telephone: (650) 591-6876
                                   Facsimile: (650) 591-6380

                                   /s/ Keith J. Krach
                                   --------------------------------------------
                                   Keith J. Krach

                                   Address:   16520 South Kennedy Road
                                              Los Gatos, California  95032
                                   Telephone:
                                             ----------------------------------
                                   Facsimile:
                                             ----------------------------------

                                   /s/ Robert Lent
                                   --------------------------------------------
                                   Robert Lent

                                   Address:   2010 Broadway
                                              Burlingame, California  94010
                                   Telephone: (650) 344-4412
                                   Facsimile: (650) 340-7049

                                   /s/ Boris Putanec
                                   --------------------------------------------
                                   Boris Putanec

                                   Address:   1175 Laurel Street
                                              Menlo Park, California  94025
                                   Telephone:
                                             ----------------------------------
                                   Facsimile: (650) 325-8464

                                   /s/ Paul Touw
                                   --------------------------------------------
                                   Paul Touw

                                   Address:   220 Miramonte Avenue
                                              Palo Alto, California  94306
                                   Telephone: (650) 321-4215
                                   Facsimile:
                                             ----------------------------------

                                     SCHEDULE A

                               SCHEDULE OF INVESTORS


 NAME AND ADDRESS OF INVESTOR

 Amerindo Technology Growth Fund II, Inc.
 43 Upper Grosvenor Street
 London W1X 9PG

 Benchmark Capital Partners, L.P.
 Benchmark Founders' Fund, L.P.
 2480 Sand Hill Road, Suite 200
 Menlo Park, California  94025

 Anthony Ciulla
 1080 Sunshine Circle
 Danville, California  94506

 Crosspoint Venture Partners 1996
 One First Street
 Los Altos, California  94022

 DMG Technology Ventures, L.L.C.
 1550 El Camino Real, Suite 100
 Menlo Park, California  94025
 Attention:  Monica Komives

 Eric A. Eldred Separate Property Trust
 c/o Philip R. Taylor, Trustee
 535 Cowper Street, Second Floor
 Palo Alto, California  94301

 G & H Partners
 155 Constitution Drive
 Menlo Park, California  94025

 Joaquin A. Garcia-Larrieu
 10380 Southwest 115th Street
 Miami, Florida  33176

 Intel Corporation
 2200 Mission College Boulevard, Mail Stop SC 4-210
 Santa Clara, California  95052

NAME AND ADDRESS OF INVESTOR

 The Kenneth A. and Roberta E. Eldred Revocable Trust dated 1/19/90 c/o Kenneth A. Eldred, Trustee
 1075 Westridge Drive
 Portola Valley, California  94028

 Keith J. Krach
 16520 South Kennedy Road
 Los Gatos, California  95032

 Lighthouse Capital Partners
 100 Drake's Landing Road, Suite 260
 Greenbrae, California  94904-3121

 Litton Master Trust
 c/o Amerindo Investment Advisors Inc.
 Attention: Alberto W. Vilar, Attorney-in-Fact
 One Embarcadero Center, Suite 2300
 San Francisco, California  94111

 Emeric J. McDonald
 P.O. Box 4849
 Mountain View, California  94040

 John McMahon
 1527 Grace Avenue
 San Jose, California  95125

 PeopleSoft Ventures, Inc.
 4440 Rosewood Drive
 Pleasanton, California  94588

 Donald Petersen
 255 East Brown Street, #460
 Birmingham, Michigan  48009

 The Pidwell Family Living Trust dated 6/25/87
 20628 Vickery Lane
 Saratoga, California  95070

 Praise the Lord Foundation
 c/o Kenneth A. Eldred, CFO
 1075 Westridge Drive
 Portola Valley, California  94028

NAME AND ADDRESS OF INVESTOR

 A. Brooke Seawell
 1245 San Mateo Drive
 Menlo Park, California  94025

 TCV II, V.O.F.
 Technology Crossover Ventures II, L.P.
 TCV II (Q), L.P.
 TCV II Strategic Partners, L.P.
 Technology Crossover Ventures II, C.V.
 56 Main Street, Suite 210
 Millburn, New Jersey  07041
 Attention: Robert C. Bensky, CFO

 Hatim A. Tyabji
 c/o VeriFone
 4988 Great America Parkway
 Santa Clara, California  95054-1200

 Van Wagoner Capital Management
 345 California Street, Suite 2450
 San Francisco, California  94104

 Visa International Service Association
 900 Metro Center Boulevard
 M/S M1-12th Floor
 Foster City, California  94404
 Attention: Todd Chaffee

 Visa U.S.A. Inc.
 900 Metro Center Boulevard
 Foster City, California  94404
 Attention: Beth Masegian, Vice President, Finance

 Sarah L. Gordon Wild
 43 West 84th Street, #2
 New York, New York  10024

                                      SCHEDULE B

                                 SCHEDULE OF FOUNDERS
 Rob DeSantis
 105 Kennedy Court
 Los Gatos, California 95032

 Paul Hegarty
 538 Sullivan Drive
 Mountain View, California  94041

 Edward P. Kinsey
 100 Dundee Lane
 San Carlos, California  94070

 Keith J. Krach
 16520 South Kennedy Road
 Los Gatos, California  95032

 Robert Lent
 2010 Broadway
 Burlingame, California  94010

 Boris Putanec
 1175 Laurel Street
 Menlo Park, California  94025

 Paul Touw
 220 Miramonte Avenue
 Palo Alto, California  94306